EXHIBIT 32.2

Section 1350 Certification

I, Jamie Horner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Pacific Edge Publishing, Inc. on Form 10-QSB for the period ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Pacific Edge Publishing, Inc.

August 12, 2008

By: /s/ Jamie Horner

Jamie Horner, Secretary/Treasurer

Principal Financial Officer,

Director

[A signed original of this written statement required by Section 906 has been provided to Pacific Edge Publishing, Inc. and will be retained by Pacific Edge Publishing, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.